Exhibit 99.1

ATLAS ARKANSAS PIPELINE, LLC

AND

MID-CONTINENT ARKANSAS PIPELINE, LLC

AUDITED COMBINED FINANCIAL STATEMENTS

As of and for the year ended December 31, 2008

(With Report of Independent Certified Public Accountants Thereon)

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Members

Atlas Arkansas Pipeline, LLC and Mid-Continent Arkansas Pipeline, LLC

We have audited the accompanying combined balance sheet of Atlas Arkansas Pipeline, LLC (an Oklahoma limited liability company) and Mid-Continent Arkansas Pipeline, LLC (an Oklahoma limited liability company) as of December 31, 2008, and the related combined statement of operations, members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Atlas Arkansas Pipeline, LLC and Mid-Continent Arkansas Pipeline, LLC as of December 31, 2008, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma

June 26, 2009

ATLAS ARKANSAS PIPELINE, LLC AND MID-CONTINENT ARKANSAS PIPELINE, LLC

COMBINED BALANCE SHEET

(in thousands)

December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$75
Accounts receivable	12,365
Prepaid expenses and other	1,001

Total current assets	13,441

Property, plant and equipment, net	245,485

Regulatory assets	5,664

Other assets	239

$264,829

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable	$3,910
Accrued liabilities	6,664

Total current liabilities	10,574

Commitments and contingencies

Members’ equity:
Atlas Arkansas Pipeline, LLC	190,691
Mid-Continent Arkansas Pipeline, LLC	63,564

Total members’ equity	254,255

$264,829

See accompanying notes to combined financial statements

ATLAS ARKANSAS PIPELINE, LLC AND MID-CONTINENT ARKANSAS PIPELINE, LLC

COMBINED STATEMENT OF OPERATIONS

(in thousands)

Year Ended December 31, 2008
Operating revenue:
Natural gas sales	$12,191
Transportation, compression and other fees	50,247

Total operating revenues	62,438
Operating expenses:
Natural gas and liquids	5,202
Transportation and compression	6,576
General and administrative	4,469
Other asset impairment loss	17,667
Depreciation and amortization	4,215

Total operating expenses	38,129

Operating income	24,309

Other income	1,390

Interest expense	55

Net income	$25,644

See accompanying notes to combined financial statements

ATLAS ARKANSAS PIPELINE, LLC AND MID-CONTINENT ARKANSAS PIPELINE, LLC

COMBINED STATEMENT OF MEMBERS’ EQUITY

(in thousands)

	Atlas Arkansas Pipeline, LLC	Mid-Continent Arkansas Pipeline, LLC	Total Members’ Equity

Balance at January 1, 2008	$184,830	$61,610	$246,440

Contributions from members	59,284	19,762	79,046
Distributions to members	(72,656)	(24,219)	(96,875)
Net income	19,233	6,411	25,644

Balance at December 31, 2008	$190,691	$63,564	$254,255

See accompanying notes to combined financial statements

ATLAS ARKANSAS PIPELINE, LLC AND MID-CONTINENT ARKANSAS PIPELINE, LLC

COMBINED STATEMENT OF CASH FLOWS

(in thousands)

Year Ended December 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25,644
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,215
Other asset impairment loss	17,667
Gain on asset sales and dispositions	(7)
Change in operating assets and liabilities:
Accounts receivable and prepaid expenses and other	(3,667)
Accounts payable and accrued liabilities	2,102
Other	(21)

Net cash provided by operating activities	45,933

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(28,109)
Proceeds from sales of assets	7

Net cash used in investing activities	(28,102)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from members	79,046
Distributions to members	(96,875)

Net cash used in financing activities	(17,829)

Net change in cash and cash equivalents	2
Cash and cash equivalents, beginning of year	73

Cash and cash equivalents, end of year	$75

See accompanying notes to combined financial statements

ATLAS ARKANSAS PIPELINE, LLC AND MID-CONTINENT ARKANSAS PIPELINE, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

Atlas Arkansas Pipeline, LLC (“AAP”) is a single member Oklahoma limited liability company that is wholly owned by Atlas Pipeline Mid-Continent, LLC (“APLMC”), an Oklahoma natural gas pipeline company organized under the laws of the State of Delaware that conducts related operations, through its subsidiaries, in natural gas gathering, natural gas transmission, natural gas processing, and natural gas marketing. Mid-Continent Arkansas Pipeline, LLC (“MAP”) is a single member Oklahoma limited liability company that is wholly owned by APLMC. AAP is a seventy-five percent owner in NOARK Pipeline System, limited partnership (“NOARK”) through its seventy-four percent general partner and one percent limited partner interests. MAP is a twenty-five percent general partner interest owner in NOARK. NOARK is an Arkansas limited partnership that is owned jointly by AAP and MAP. NOARK wholly owns Ozark Gas Gathering, LLC and Ozark Gas Transmission, LLC.

Ozark Gas Transmission, LLC (“OGT”) is a single member Oklahoma limited liability company that is wholly owned by NOARK. The OGT system consists of a 565-mile Federal Energy Regulatory Commission (“FERC”) regulated natural gas interstate pipeline which transports natural gas from receipt points in eastern Oklahoma and Arkansas, including major intrastate pipelines, where the Arkoma Basin and the Fayetteville and Woodford Shales are located, to local distribution companies and industrial markets in Arkansas and Missouri and to interstate pipelines in northeastern and central Arkansas. OGT delivers natural gas primarily via six interconnects with Mississippi River Transmission Corp., Natural Gas Pipeline Company of America and Texas Eastern Transmission Corp., and receives natural gas from interconnects with intrastate pipelines, including Enogex, BP’s Vastar gathering system, Arkansas Oklahoma Gas Corporation, Arkansas Western Gas Company, ONEOK Gas Transmission, Ozark Gas Gathering, and other producer owned gas gathering systems.

Ozark Gas Gathering, LLC (“OGG”) is a single member Oklahoma limited liability company that is wholly owned by NOARK. OGG owns 370 miles of intrastate natural gas gathering pipelines located in eastern Oklahoma and western Arkansas, providing access to the well-established Arkoma Basin and the Fayetteville and Woodford Shales. This system connects to approximately 282 receipt points and compresses and transports gas to interconnections with OGT and CenterPoint Energy.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination/Consolidation

The combined financial statements include the accounts of Atlas Arkansas Pipeline, LLC and Mid-Continent Arkansas Pipeline, LLC (together, “the Companies”).

The combined financial statements also include the consolidated financial statements of NOARK, an entity in which Atlas Arkansas Pipeline, LLC and Mid-Continent Arkansas Pipeline, LLC own a combined one hundred percent interest. NOARK consolidates one hundred percent of OGT and OGG. All material intercompany transactions have been eliminated.

Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities that exist at the date of the combined financial statements, as well as the reported amounts of revenue and expense during the reporting period. The combined financial statements are based on a number of significant estimates, including depreciation and amortization, asset impairment, the allocation of purchase price to the fair value of assets acquired, and other items. Actual results could differ from those estimates.

Cash Equivalents

For purposes of these statements, the Companies consider all highly liquid investment instruments purchased with a maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates market. The Companies participate in a cash management program with their affiliates. Cash transactions with affiliates are reflected as contributions or distributions on the combined statement of members’ equity. These cash equivalents consist principally of temporary investments of cash in short-term money market instruments.

Receivables

In evaluating the realizability of their accounts receivable, the Companies perform ongoing credit evaluations of their customers and adjust credit limits based upon payment history and the customers’ current creditworthiness, as determined by the Companies’ review of customers’ credit information. The Companies extend credit on an unsecured basis to many of their customers. At December 31, 2008, the Companies recorded no allowance for uncollectible accounts receivable on the combined balance sheet.

Property, Plant and Equipment

Property, plant and equipment are stated at cost or, upon acquisition of a business, at the fair value of the assets acquired. Depreciation and amortization expense is based on cost less the estimated salvage value primarily using the straight-line method over the asset’s estimated useful life. Maintenance and repairs are expensed as incurred. Major renewals and improvements that extend the useful lives of property are capitalized. Useful lives on the OGG system for pipeline, gathering, and compression facilities is 15-40 years, right of way is 20-40 years, buildings are 40 years, furniture and equipment is 3-7 years, and other property and equipment is 3-10 years.

The provision for depreciation for property and equipment owned by OGT is approximately one percent of the average depreciable utility plant and is provided on a straight-line method over the estimated service life of the property in accordance with FERC regulations.

Impairment of Long-Lived Assets

The Companies review their long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an asset’s estimated future cash flows will not be sufficient to recover its carrying amount, an impairment charge will be recorded to reduce the carrying amount for that asset to its estimated fair value if such carrying amount exceeds the fair value. An impairment charge of approximately $17,677,000 was recognized at December 31, 2008, related to an expansion project on the OGT pipeline, which was cancelled. The write-off of costs incurred consisted of preliminary construction and engineering costs, as well as a vendor deposit for the manufacture of pipeline, which expired in accordance with a contractual arrangement.

Fair Value of Financial Instruments

The carrying value of the financial instruments on the combined balance sheet approximates fair value.

Interest Expense

The long-term debt related to AAP and MAP is held at the parent of APLMC. Interest expense related to the debt has not been allocated to the Companies presented in the combined financial statements.

Income Taxes

There is no provision for income taxes since the Companies are single member limited liability companies whose income tax expenses and benefits will not be received by the Companies.

AAP and MAP are not subject to United States federal and most state income taxes. The members of AAP and MAP are liable for income tax in regard to their distributive share of the Companies’ taxable income. Such taxable income may vary substantially from net income reported in the accompanying combined financial statements. Accordingly, no federal or state deferred income tax has been provided for in the accompanying combined financial statements.

The Financial Accounting Standards Board’s (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an Interpretation of FASB Statement of Financial Accounting Standards (“SFAS”) No. 109, requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Companies’ tax returns and disallows the recognition of tax positions not deemed to meet a “more-likely-than-not” threshold of being sustained by the applicable tax authority. The Companies’ management does not believe they have any tax positions taken within its combined financial statements that would not meet this threshold. AAP’s and MAP’s policy is to reflect interest and penalties related to uncertain tax positions as part of their income tax expense, when and if they become applicable.

APLMC files income tax returns in the U.S. federal and various state jurisdictions. With limited exceptions, APLMC is no longer subject to income tax examinations by major tax authorities for years prior to 2005.

Environmental Matters

The Companies are subject to various federal, state, and local laws and regulations relating to the protection of the environment. The Companies have established procedures for the ongoing evaluation of their operations, to identify potential environmental exposures, and to comply with regulatory policies and procedures. The Companies account for environmental contingencies in accordance with SFAS No. 5, “Accounting for Contingencies.” Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or clean-ups are probable, and the costs can be reasonably estimated. The Companies maintain insurance which may cover in whole or in part certain environmental expenditures. At December 31, 2008, the Companies had no environmental matters requiring specific disclosure or requiring the recognition of a liability.

Revenue Recognition

The Companies recognize revenues from natural gas transmission and gathering services to third parties as services are provided.

Fee-Based Contracts. These contracts provide for a set fee for transportation, gathering and compressing natural gas. The Companies’ revenues are a function of the volume of natural gas that they transport and gather and is not directly dependent on the value of the natural gas.

Purchase Contracts. These contracts require the Companies to purchase raw natural gas from the producer at current market rates. Therefore, the Companies bear the economic risk that the aggregate proceeds from the sale of the natural gas could be less than the amount that it paid for the natural gas. The Companies’ revenues are a function of the volume and the value of the natural gas under these contracts.

The Companies estimate and accrue revenue each month related to the services provided but not yet billed. This revenue is recorded based upon contract data, regulatory information, and preliminary volumetric data from the Companies’ records and management estimates of the related transportation and compression fees which are, in turn, based upon applicable product prices (see “Use of Estimates” accounting policy in Note 2 for further description). Final bills for the current month are invoiced and collected in the following month. Differences between actual and estimated unbilled revenues are immaterial. The Companies had unbilled revenues at December 31, 2008 of $4.8 million, which is included in accounts receivable within the combined balance sheet.

Regulatory Accounting

The Companies account for the regulated operations of Ozark Gas Transmission, LLC under the provisions of SFAS No. 71, “Accounting for the Effects of Certain Types of Regulation.” As a result, the Companies record assets that result from the regulated ratemaking process that may not be recorded under Generally Accepted Accounting Principles for non-regulated entities. Regulatory assets generally represent incurred costs that have been deferred because such costs are probable of future recovery in customer rates. Regulatory liabilities generally represent obligations to make refunds to customers for previous collections for costs that either are not likely to or have yet to be incurred. The Companies continually assess whether the regulatory assets are probable of future recovery by considering factors such as applicable regulatory changes and recent rate orders to other regulated entities. Based on this continual assessment, the Companies believe the existing regulatory assets are probable of recovery. This assessment reflects the current political and regulatory climate, and is subject to change in the future. If future recovery of costs ceases to be probable, asset write-offs would be required to be recognized in operating income. Additionally, regulatory agencies can provide flexibility in the manner and timing of the depreciation of property, plant and equipment and amortization of regulatory assets. Total regulatory assets were $5,664,000 as of December 31, 2008, and consisted of unamortized loss on reacquired debt and other charges that are capitalized under FERC accounting. The Companies had no regulatory liabilities as of December 31, 2008.

Recently Adopted Accounting Standards

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies sources of accounting principles and the framework for selecting such principles used in the preparation of financial statements of non-governmental entities presented in conformity with U.S. generally accepted accounting principles. SFAS No. 162 was effective beginning November 15, 2008. The Companies adopted the provisions of SFAS No. 162 on November 15, 2008, and it had no impact on the Companies’ financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”—including an amendment to FASB Statement No. 115 (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure eligible financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 was effective at the inception of an entity’s first fiscal year beginning after November 15, 2007 and offers various options in electing to apply its provisions. The Companies adopted SFAS No. 159 on January 1, 2008, and have elected not to apply the fair value option to any of their financial instruments.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value statements. In February 2008, the FASB issued FASB Staff Position SFAS No. 157-b, “Effective Date of FASB Statement No. 157”, which provides for a one-year deferral of the effective date of SFAS No. 157 with regard to an entity’s non-financial assets, non-financial liabilities, or any non-recurring fair value measurement. SFAS No. 157 was effective for fiscal years beginning after November 15, 2007. The Companies adopted SFAS No. 157 on January 1, 2008 and it had no impact on the Companies’ financial position and results of operations. The provisions of SFAS No. 157 have not been applied to the Companies’ non-financial assets and non-financial liabilities.

Recently Issued Accounting Standards

In April 2008, the FASB issued Staff Position No. 142-3, “Determination of Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”), and other U.S. Generally Accepted Accounting Principles. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The guidance for determining the useful life of a recognized intangible asset should be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements should be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date. The Companies applied the requirements of FSP FAS 142-3 upon its adoption on January 1, 2009. The adoption of FSP FAS 142-3 did not have a material impact on the Companies’ financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Combined Financial Statements—an amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160 amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest (minority interest) in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the combined entity that should be reported as equity in the combined financial statements. SFAS No. 160 also requires combined net income to be reported and disclosed on the face of the combined statement of operations, at amounts that include the amounts attributable to both the parent and the noncontrolling interest. Additionally, SFAS No. 160 establishes a single method for accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation and that the parent recognize a gain or loss in net income when a subsidiary is decombined. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Companies applied the requirements of SFAS No. 160 upon its adoption on January 1, 2009 and it did not have a material impact on the Companies’ financial position and results of operations.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”). SFAS No. 141(R) replaces SFAS No. 141, “Business Combinations” (“SFAS No. 141”), however it retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141(R) requires an acquirer to recognize the assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, at their fair values as of that date, with specified limited exceptions. Changes subsequent to that date are to be recognized in earnings, not goodwill. Additionally, SFAS No. 141(R) requires costs incurred in connection with an acquisition be expensed as incurred. Restructuring costs, if any, are to be recognized separately from the acquisition. The acquirer in a business combination achieved in stages must also recognize the identifiable assets and liabilities, as well as the noncontrolling interests in the acquiree, at the full amounts of their fair values. SFAS No. 141(R) is effective for business combinations occurring in fiscal years beginning on or after December 15, 2008. The Companies applied the requirements of SFAS No. 141(R) upon its adoption on January 1, 2009 and it did not have a material impact on the Companies’ financial position and results of operations.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment (in thousands):

December 31, 2008
Pipelines, gathering and compression facilities	$239,112
Rights of way	11,825
Buildings	356
Furniture and equipment	1,499
Other	1,845

254,637
Less – accumulated depreciation	(9,152)

$245,485

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Companies’ management believes all of its operations are in substantial compliance with present federal, state, and local environmental standards. The Companies continue to evaluate their environmental management systems to ensure compliance with existing and proposed environmental legislation and regulations. In the normal course of business, lawsuits and claims arise against the Companies. Management, after consultation with legal counsel, does not anticipate that liabilities arising from currently pending or threatened lawsuits and claims would result in losses, which would materially affect the financial position of the Companies or the results of the Companies’ operations.

NOTE 5 – CONCENTRATIONS OF CREDIT RISK

The Companies transport and gather natural gas under contract to various shippers in the normal course of business. For the year ended December 31, 2008, the Companies had two customers that individually accounted for approximately 48% and 15% of the Companies’ combined total revenues. Additionally, there were two customers that accounted for approximately 32% and 14% of the Companies’ combined accounts receivable at December 31, 2008.

The Companies have certain shippers and producers which supply a majority of the natural gas to their gathering and transportation systems. A reduction in the volume of natural gas that any one of these producers supply to the Companies could adversely affect the operating results of the Companies unless comparable volumes could be obtained from other producers in the surrounding region.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Companies do not directly employ any persons to manage or operate their business. These functions are provided by employees of the Atlas Pipeline Partners GP, LLC (the “General Partner”) and Atlas

America, Inc. (“Atlas America”). Atlas Pipeline Partners, L.P. (the “Partnership”) reimburses the General Partner and its affiliates for compensation and benefits related to their employees who perform services for the Partnership based upon an estimate of the time spent by such persons on activities for the Partnership. Other indirect costs, such as rent for offices, are allocated to the Partnership by Atlas America based on the number of its employees who devote their time to activities on the Partnership’s behalf.

The Partnership allocated overhead of $2.2 million to the Companies for the year ended December 31, 2008. This allocation was based upon the Companies’ share of operating costs in proportion to total operating costs of APLMC. The Partnership believes that the method utilized in allocating costs to the Companies is reasonable.

NOTE 7 – SUBSEQUENT EVENT

On April 7, 2009, APLMC entered into an agreement with Spectra Energy Partners OLP, LP (NYSE: SEP) (“Spectra”) related to the sale of its interest in AAP and MAP and the gas gathering and interstate pipeline systems, including Ozark Gas Transmission, LLC and Ozark Gas Gathering, LLC, for $300,000,000 in a cash transaction. The purchase price will be subject to an adjustment based on the working capital of AAP and MAP during the periods between the signing date and closing date. The transaction closed on May 4, 2009.